As filed with the Securities and Exchange Commission on April 26, 2001

                                                           Registration No. 333-
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          the Securities Act of 1933

                           ------------------------

                              LIQUID AUDIO, INC.
            (Exact name of Registrant as specified in its charter)

                           ------------------------

        Delaware                                       77-0421089
(State or other jurisdiction            (I.R.S. Employer Identification Number)
   of incorporation)

                                 2221 Broadway
                            Redwood City, CA 94063
                                (650) 549-2000
              (Address, including zip code, and telephone number,
                including area code, of Registrant's  principal
                              executive offices)

                           ------------------------

                          1996 EQUITY INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                           ------------------------
                               Gerald W. Kearby
                            Chief Executive Officer
                              Liquid Audio, Inc.
                                 2221 Broadway
                            Redwood City, CA  94063
                                (650) 549-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ------------------------

                                   Copy to:
                                Mark Reinstra, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                             Palo Alto, CA 94304
                                (650) 493-9300

================================================================================
                        CALCULATION OF REGISTRATION FEE
================================================================================

                  Title of                                  Maximum          Proposed      Proposed      Amount of
                 Securities                                  Amount          Maximum       Maximum     Registration
                   to be                                     to be           Offering      Aggregate        Fee
                 Registered                               Registered(1)      Price Per     Offering
                                                                              Share         Price
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share
     Reserved under the 1996 Equity Incentive Plan....      2,220,859        $ 1.90(2)     $4,219,632    $1,055
     Reserved under the 1999 Employee Stock Purchase Plan   1,332,515        $1.615(3)     $2,152,012    $  538
                            TOTAL                           3,553,374                      $6,371,644    $1,593
================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $1.90 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on April 20, 2001.
(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $1.615 per share (85% of the average of the high and the low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on April 20, 2001). Pursuant to the 1999 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of an offering period or the last day of the applicable purchase period.

                               LIQUID AUDIO, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

Explanatory Note:

     This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 2,220,859 additional shares of Common Stock that may be issued under the Registrant's 1996 Equity Incentive Plan and with respect to 1,332,515 additional shares of Common Stock that may be issued under the Registrant's 1999 Employee Stock Purchase Plan (collectively "the Plans") as a result of certain automatic annual increases in the number of shares authorized for issuance under the Plans. The contents of the Registrant's Form S-8 Registration Statement, Registration No. 333-86785, dated September 9, 1999, relating to the Plans, are incorporated herein by reference.

Item 8.  Exhibits.


Exhibit
Number          Description
-------         -----------
4.1*            Certificate of Incorporation of Registrant.
4.2+            Bylaws of Registrant.
4.3*            1996 Equity Incentive Plan.
4.4*            1999 Employee Stock Purchase Plan.
5.1             Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation, as to the legality of securities being registered (Counsel to the Registrant).
23.1            Consent of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation (contained in Exhibit 5.1 hereto).
23.2            Consent of PricewaterhouseCoopers LLP (Independent Accountants).
24.1            Power of Attorney (see page II-2).
--------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-77707), declared effective by the Securities and Exchange Commission on July 8, 1999.
+ Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Securities and Exchange Commission on August 14, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 24th day of April, 2001.

                                    LIQUID AUDIO, INC.

                                    By: /s/  Gerald W. Kearby
                                        ----------------------------------
                                              Gerald W. Kearby
                                              Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald W. Kearby and Lyman Yip, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                      Title                                  Date
           /s/  Gerald W. Kearby
-----------------------------------------  President, Chief Executive Officer and                April 24, 2001
             Gerald W. Kearby              Director (Principal Executive Officer)

             /s/  Lyman Yip                Controller (Principal Financial and                   April 24, 2001
-----------------------------------------  Accounting Officer)
               Lyman Yip

         /s/  Philip R. Wiser              Senior Vice President of Engineering, Chief           April 24, 2001
-----------------------------------------  Technical Officer and Director
            Philip R. Wiser

        /s/  Ann Winblad                   Director                                              April 24, 2001
-----------------------------------------
             Ann Winblad

         /s/  Silvia Kessel                Director                                              April 24, 2001
-----------------------------------------
             Silvia Kessel

                               INDEX TO EXHIBITS


Exhibit
Number          Description
-------         -----------
4.1*            Certificate of Incorporation of Registrant.
4.2+            Bylaws of Registrant.
4.3*            1996 Equity Incentive Plan.
4.4*            1999 Employee Stock Purchase Plan.
5.1             Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation, as to the legality of securities being registered (Counsel to the Registrant).
23.1            Consent of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation (contained in Exhibit 5.1 hereto).
23.2            Consent of PricewaterhouseCoopers LLP (Independent Accountants).
24.1            Power of Attorney (see page II-2).
--------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-77707), declared effective by the Securities and Exchange Commission on July 8, 1999.
+ Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Securities and Exchange Commission on August 14, 2000.